EXHIBIT

                                                          FOR IMMEDIATE RELEASE

                    P&G DELIVERS SECOND QUARTER EXPECTATIONS


     CINCINNATI, Jan. 30, 2001 - The Procter & Gamble Company reported net earnings of $1.19 billion or $0.84 per share for the quarter ended December 31, 2000. Results included a $120 million after-tax charge related to the Organization 2005 restructuring program. Core net earnings, which exclude the Organization 2005 charges, were $1.31 billion for the quarter. Core net earnings per share were $0.93, a six percent increase versus the prior year.

     Net sales were $10.18 billion for the quarter. This is equal to year-ago record levels, after adjusting for a four percent unfavorable currency impact, primarily the euro. Unit volume was down two percent against an all-time record quarter last year, when new brand introductions, strong initiative activity and marketing support, and geographic expansions of established brands fueled growth.

     Business segment after-tax earnings were up two percent as pricing and tax savings offset the impact of foreign exchange and increased product costs, driven by higher commodity-based prices. Divestiture gains, primarily from the sale of Clearasil, were an important factor in delivering the six percent earnings per share growth.

     "We delivered the earnings per share results we said we would - for the second quarter in a row. Still, we can and must do better. Our goal is to get back to consistent annual double-digit EPS growth," said P&G Chief Executive, A.G. Lafley. "Our choices to focus on big brands and leading customers, tighter cost and cash management and better consumer value are providing a solid foundation for further progress."

     For the first six months, reported net earnings were $2.35 billion, or $1.66 per share. Results included a charge of $205 million after-tax related to the Organization 2005 program. Excluding Organization 2005 charges, core net earnings were $2.55 billion, while core net earnings per share grew three percent to $1.81. Worldwide sales were down two percent to $20.15 billion, including a four percent effect due to unfavorable exchange rates, on flat unit volume.

The following provides additional perspective on the company's results by business segment:

 .    On top of record results in the year-ago quarter, the health care segment again delivered excellent growth, reflecting strong execution of initiative plans. Net earnings grew 31 percent to $164 million. Disciplined focus on costs complemented top-line growth, particularly in Iams, North America pharmaceuticals, and oral care. Net sales were up seven percent to $1.15 billion, including a three percent negative impact from weaker currencies. Excluding this effect, the double-digit sales growth was driven by an 11 percent increase in unit volume. Iams continues to exceed expectations, as the expansion into new retail channels has delivered substantial growth, while the brand continues to be number one in pet specialty outlets.

 .    Beauty care also delivered earnings growth, as the segment continues to focus on premium products. Net earnings grew five percent to $286 million. The business supported continued investment in business-building initiatives by managing costs, primarily lower taxes. Share progress on key brands was not directly reflected in top-line results due to trade inventory adjustments, primarily related to the Pantene relaunch. Net sales were $1.86 billion, down two percent driven entirely by a five percent negative impact of currency. Excluding exchange, the net sales growth in the face of a two percent decline in unit volume reflects the benefit of pricing as the business extends its hair and skin care product lines. Notable progress was achieved in the hair care business in Latin America, and earnings progress in China following challenges in the prior year.

 .    The company's largest segment, fabric and home care, began to show signs of share improvement, despite a continued difficult competitive environment. Net earnings were $390 million, down four percent against particularly strong growth in the prior year. Net sales were $2.93 billion, with a four percent volume decline exacerbated by a five percent unfavorable exchange impact. The unit volume trend reflects the strength of the year-ago base period, which included the initial shipments of Swiffer, Febreze and Dryel, as well as the impact of inventory builds in advance of last quarter's
     North America laundry price increase. Recent pricing actions in Western Europe and laundry product improvements in North America are designed to improve the value equation with consumers to support achievement of our future growth objectives.

 .    The paper segment posted a one percent growth in earnings as pricing and a disciplined focus on controllable costs countered exchange impacts and higher raw material prices. Net earnings for the quarter were $295 million. Excluding a five percent unfavorable exchange impact, net sales grew one percent to $3.05 billion. Pricing benefits, primarily in North America tissues and towel and baby care, mitigated a slight decrease in unit volume. Growth in Latin America volume, primarily in baby care, was offset by a decline in North America, following particularly strong results in the prior year. This segment continues to face competitive challenges and is focused on the best approaches to deliver a winning consumer value equation in the future.

 .    The food and beverage segment improved significantly versus July -
     September but remains below the record level of year-ago. Net earnings were $124 million, down nine percent, due to lower volume versus record shipments in the year-ago quarter. Net sales were $1.18 billion, down 11 percent due to a seven percent decline in unit volume and a three percent impact of unfavorable exchange rates.

FISCAL YEAR AND THIRD QUARTER ESTIMATES:
----------------------------------------

     The company confirmed that it is comfortable with the high end of the current range of analysts' estimates for core earnings per share growth for the year. Based on current trends and expectations, the company now expects unit volume to be about flat for the year, and sales, excluding exchange effects, to be up two to four percent.

     Unit volume for January - March is forecasted to be flat or down two percent versus a strong prior year base period. Net sales excluding exchange effects are expected to grow in the low single digits. Double-digit earnings per share growth is expected for the quarter, with core net earnings per share in the range of $0.72 - $0.74.

     This news release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These include achievement of the business unit volume and income growth projections, the achievement of the company's cost containment goals, and the timely divestiture of assets within the company's ongoing minor brand divestiture program, as well as factors listed in Management's Discussion and Analysis of Financial Condition and Results of Operations in the company's most recently filed Forms 10-K and 8-Ks.

     Procter & Gamble markets approximately 300 brands to nearly five billion consumers in over 140 countries. These brands include Tide, Ariel, Crest, Pantene Pro-V, Always, Whisper, Pringles, Pampers, Olay, Iams and Vicks. Based in Cincinnati, Ohio, USA, P&G has on-the-ground operations in over 70 countries and employs more than 110,000 people worldwide. For more information on P&G and its products, please visit our worldwide website at http://www.pg.com.

                                      # # #

P&G Contacts
Thomas M. Millikin (513) 983-8248
Linda L. Ulrey (513) 983-8975




     P&G will web cast its conference call on Tuesday, January 30, 2001, at 8:30 a.m. to review its second quarter 2000/01 results. The call will last approximately one hour. You may receive the web cast by going to our web site at: http://www.pg.com/investor

Check the Corporate Information section of the investor site to view the web cast.

We suggest you check in at least ten minutes in advance of the start time to complete the brief registration process and ensure you are set up to receive the web cast.


                                   THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENT OF EARNINGS

                                                 THREE MONTHS ENDED DECEMBER 31, 2000
                                                 ------------------------------------
Millions of Dollars (except per share amounts)                                             WITHOUT O-2005 RESTRUCTURING CHARGES
                                                                               %           ------------------------------------
                                                 2000/01       1999/00       Change        2000/01       1999/00       % Change
                                                 -------       -------       ------        -------       -------       --------
NET SALES                                        $10,182       $10,588       (4%)          $10,182       $10,588       (4%)
 Cost of products sold                             5,417         5,563       (3%)            5,336         5,453       (2%)
                                                 -------       -------                     -------       -------
GROSS MARGIN                                       4,765         5,025       (5%)            4,846         5,135       (6%)
 Marketing, research and administrative exp.       3,054         3,183       (4%)            2,981         3,111       (4%)
                                                 -------       -------                     -------       -------
OPERATING INCOME                                   1,711         1,842       (7%)            1,865         2,024       (8%)
 Interest Expense                                    224           178                         224           178
 Other income/(expense), net                         294            51                         292            51
                                                 -------       -------                     -------       -------
EARNINGS BEFORE INCOME TAXES                       1,781         1,715        4%             1,933         1,897        2%
 Income taxes                                        587           589                         619           634
                                                 -------       -------                     -------       -------
NET EARNINGS                                     $ 1,194       $ 1,126        6%           $ 1,314       $ 1,263        4%
                                                 =======       =======                     =======       =======

PER COMMON SHARE:
 Basic net earnings                              $  0.89       $  0.83        7%           $  0.99       $  0.94        5%
 Diluted net earnings                            $  0.84       $  0.78        8%           $  0.93       $  0.88        6%
Average diluted shares outstanding - diluted     1,411.0       1,434.8                     1,411.0       1,434.8
                                                          %               BASIS POINT               %               BASIS POINT
                                                     OF NET SALES            CHANGE            OF NET SALES            CHANGE
                                                 ---------------------    -----------      ---------------------    -----------
GROSS MARGIN                                       46.8%         47.5%       (70)            47.6%         48.5%       (90)
OPERATING MARGIN                                   16.8%         17.4%       (60)            18.3%         19.1%       (80)


                                                 SIX MONTHS ENDED DECEMBER 31, 2000
                                                 ----------------------------------
Millions of Dollars (except per share amounts)                                             WITHOUT O-2005 RESTRUCTURING CHARGES
                                                                               %           ------------------------------------
                                                 2000/01       1999/00       Change        2000/01       1999/00       % Change
                                                 -------       -------       ------        -------       -------       --------
NET SALES                                        $20,151       $20,507       (2%)          $20,151       $20,507       (2%)
 Cost of products sold                            10,724        10,769       (0%)           10,580        10,554        0%
                                                 -------       -------                     -------       -------
GROSS MARGIN                                       9,427         9,738       (3%)            9,571         9,953       (4%)
 Marketing, research and administrative exp.       5,937         6,049       (2%)            5,822         5,922       (2%)
                                                 -------       -------                     -------       -------
OPERATING INCOME                                   3,490         3,689       (5%)            3,749         4,031       (7%)
 Interest Expense                                    403           325                         403           325
 Other income/(expense), net                         397            96                         397            96
                                                 -------       -------                     -------       -------
EARNINGS BEFORE INCOME TAXES                       3,484         3,460        1%             3,743         3,802       (2%)
 Income taxes                                      1,135         1,187                       1,189         1,272
                                                 -------       -------                     -------       -------
NET EARNINGS                                     $ 2,349       $ 2,273        3%           $ 2,554       $ 2,530        1%
                                                 =======       =======                     =======       =======

PER COMMON SHARE:
 Basic net earnings                              $  1.76       $  1.68        5%           $  1.91       $  1.88        2%
 Diluted net earnings                            $  1.66       $  1.58        5%           $  1.81       $  1.76        3%
Average diluted shares outstanding - diluted     1,410.0       1,434.8                     1,410.0       1,434.8
                                                          %               BASIS POINT               %               BASIS POINT
                                                     OF NET SALES            CHANGE            OF NET SALES            CHANGE
                                                 ---------------------    -----------      ---------------------    -----------
GROSS MARGIN                                       46.8%         47.5%       (70)            47.5%         48.5%       (100)
OPERATING MARGIN                                   17.3%         18.0%       (70)            18.6%         19.7%       (110)




                                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                  (AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
                                         CONSOLIDATED EARNINGS INFORMATION
                                         ------------------------------------------------------------------------
                                                              THREE MONTHS ENDED DECEMBER 31
                                         ------------------------------------------------------------------------
                                                     % Change                     % Change              % Change
                                                      Versus    Earnings Before    Versus      Net       Versus
                                         Net Sales   Year Ago     Income Taxes    Year Ago   Earnings   Year Ago
                                         ------------------------------------------------------------------------
Fabric and Home Care                        $2,929        -8%              $590       -10%       $390        -4%
Paper                                        3,047        -4%               483        -3%        295         1%
Beauty Care                                  1,858        -2%               412        -2%        286         5%
Health Care                                  1,150         7%               252        25%        164        31%
Food and Beverage                            1,178       -11%               195       -11%        124        -9%
                                         ---------   --------   ---------------   --------   --------   --------
    Total Business Segments                 10,162        -5%             1,932        -3%      1,259         2%
Corporate (excluding O-2005 costs)              20        n/a                 1        n/a         55        n/a
                                         ---------   --------   ---------------   --------   --------   --------
    Total Company - Core                    10,182        -4%             1,933         2%      1,314         4%
Organization 2005 Costs                        n/a        n/a              (152)       n/a       (120)       n/a
                                         ---------   --------   ---------------   --------   --------   --------
    Total Company - Reported                10,182        -4%             1,781         4%      1,194         6%


                                         ------------------------------------------------------------------------
                                                               SIX MONTHS ENDED DECEMBER 31
                                         ------------------------------------------------------------------------
                                                     % Change                     % Change              % Change
                                                      Versus    Earnings Before    Versus      Net       Versus
                                         Net Sales   Year Ago     Income Taxes    Year Ago   Earnings   Year Ago
                                         ------------------------------------------------------------------------
Fabric and Home Care                        $6,004        -5%            $1,326        -7%       $888         0%
Paper                                        6,086        -2%               996        -7%        624        -2%
Beauty Care                                  3,723         0%               796         2%        553        11%
Health Care                                  2,140        14%               369         6%        245        14%
Food and Beverage                            2,231       -12%               317       -18%        199       -18%
                                         ---------   --------   ---------------   --------   --------   --------
    Total Business Segments                 20,184        -2%             3,804        -5%      2,509         1%
Corporate (excluding O-2005 costs)             (33)       n/a               (61)       n/a         45        n/a
                                         ---------   --------   ---------------   --------   --------   --------
    Total Company - Core                    20,151        -2%             3,743        -2%      2,554         1%
Organization 2005 Costs                        n/a        n/a              (259)       n/a       (205)       n/a
                                         ---------   --------   ---------------   --------   --------   --------
    Total Company - Reported                20,151        -2%             3,484         1%      2,349         3%



                     OCTOBER-DECEMBER NET SALES INFORMATION
                         (PERCENT CHANGE VS. YEAR AGO)*

                                                Volume
                                       -----------------------------
                                            With        Without
                                        Acquisitions/ Acquisitions/                                             Total  Total Impact
                                         Divestitures  Divestitures         FX             Price        Mix    Impact         Ex-FX
                                       ---------------------------------------------------------------------------------------------
Fabric and Home Care                               -4            -3         -5                +1          0        -8            -3
Tissues and Towel                                  -1            -1         -2                +8         -1        +4            +6
Baby Care                                           0             0         -6                +1         -2        -7            -1
Feminine Care                                      -3            -3         -7                +1          0        -9            -2
   Subtotal Paper                                  -1            -1         -5                +3         -1        -4            +1
Beauty Care                                        -2            -2         -5                +5          0        -2            +3
Health Care                                       +11           +12         -3                +1         -2        +7           +10
Food and Beverage                                  -7            -7         -3                -1          0       -11            -8
   Total Company                                  -2%           -2%        -4%               +2%         0%       -4%            0%

*These sales percentage changes are approximations based on quantitative formulas that are consistently applied.